Exhibit 99.2

MBIA Issues Letter to Owners

ARMONK, N.Y.--(BUSINESS WIRE)--February 18, 2009--MBIA Inc. (NYSE:MBI):

February 18, 2009

Dear Owners:

When I first wrote to you upon my return to MBIA in February of last year and outlined my goals for transforming the company, I anticipated that we would have to move fast to deal with both our own challenges and those we faced in light of the credit crisis that began in late summer of 2007. As quickly as we moved to preserve our Triple-A rating through the first half of 2008, it was not fast enough. The rating agency downgrades in June eliminated our option to transform our company from a position of strength and we had to first take all necessary actions to address the potential effects of these, and probable further, downgrades. Since I last wrote to you in June we have simultaneously dealt with these effects and with the evolving external environment and we have continued working with our insurance regulators and the rating agencies to choose an optimal path to reposition the company.

Before I address today’s announcement about the status of our transformation and the formation of a new public finance insurance company, I would like to reflect on what has changed in the world around us and what has happened at MBIA in the last eight months. Following the takeover of Bear Stearns by J.P. Morgan, there was a false sense by many in the markets that the worst of the credit crisis was behind us. How wrong we all were! Since then, we have witnessed a nightmarish collapse of many of the leading global financial institutions. The FDIC seizure of IndyMac and the decision to place Fannie and Freddie into conservatorship led very quickly to the purchase of Merrill Lynch by Bank of America, the bankruptcy of Lehman, the government takeover of AIG, the Reserve Primary Fund “breaking the buck,” the conversion of Morgan Stanley and Goldman Sachs into commercial banks, the purchase of Washington Mutual by J.P. Morgan and the takeover of Wachovia by Wells Fargo. Almost immediately, liquidity virtually froze. In response, the Federal Reserve, Treasury and Congress developed a multitude of approaches and facilities to get liquidity back into the financial system here in the United States while other governments and central banks around the world did the same.

Although the initial Troubled Assets Relief Program was utilized in a very different way than originally proposed (and some companies came back for a second round of capital), and did not benefit us or our industry, we made it through the fall. We are now starting to hear from the Obama administration and Congress about how they will use TARP II and the stimulus package to address the ongoing credit freeze and what has evolved into our worst recession since the 1930’s. We agree with the position recently taken by the Securities Industry and Financial Markets Association that the federal government could play a significant role in providing much needed liquidity to the municipal and student loan debt markets. Auction rate securities and variable rate demand notes have been under extreme stress due to a lack of liquidity rather than any material deterioration in credit quality. A federally backstopped liquidity facility would quickly restore order to this important source of low-cost financing for issuers and facilitate permanent restructurings of this debt.

During the second half of 2008, with economic upheaval in the world around us, we were busy managing MBIA through our own challenges and simultaneously preparing for our future. We released our third quarter financial results which included significantly higher loss expectations for our second lien RMBS portfolio to reflect the worsening external environment and the effects of repositioning of our Asset Liability Management asset portfolio. We repositioned this portfolio to maintain adequate liquidity as we de-leveraged our ALM business, which was triggered by the rating agencies’ downgrades. We also initiated lawsuits and claims against the three major institutions that we believe did not meet their contractual underwriting commitments which led to our multi-billion dollar losses on second liens. We successfully negotiated the reinsurance assumption of the majority of FGIC’s high quality U.S. public finance portfolio – significantly adding to future shareholder value – and we also began the process of unwinding our existing third-party reinsurance arrangements. Given the trading levels of various MBIA debt instruments and our common shares, we deployed a modest amount of free cash to buy our shares and debt at advantageous prices to add to book value per share.

Rumors of Our Demise Have Been Greatly Exaggerated

In no way has our strategy been a run-off scenario as all of these actions were intended to secure our future and to position us to begin writing business again in the future. While some market participants have chosen to focus on our recent downgrades and have suggested that our prospects were nonexistent, that could not be further from the truth. Our embedded adjusted book value is still over $40 per share. The FGIC transaction and our recent debt and share buybacks are just two of the examples of the numerous value enhancing opportunities available to us in the market. In addition, today’s transformation, which I will discuss in detail, positions us extremely well to write new municipal finance business in support of American municipalities and our economy. Finally, the fact is that we have paid out over $2 billion in claims over the last two years to those investors who bought our insured bonds – a benefit that has not been experienced by those who purchased uninsured bonds! We continue to position MBIA to pay all expected claims in the future, even under severe global economic conditions like we are currently experiencing.

When I rejoined MBIA a year ago, one of the first public statements I made was that I believed that the bond insurance model needed to change. Within a week of that announcement, we published our Principles for MBIA’s Transformation. Even at that time, as we were fighting hard to retain our Triple-A ratings, it was clear to us that the business model that had served us for the first 34 years of our history had become outdated.

When we published our Principles for Transformation, we indicated our plan to form separate public, structured and asset management companies within five years. It was our hope to retain our Triple-A ratings and reorganize our business model from a position of strength as excess capital was generated over that time frame. However, with the downgrades of our credit ratings, we have accelerated the transformation of your company.

Our New, U.S. Public Finance-Only Financial Guarantee Company

So today’s announcement of our new public finance-only financial guarantee insurance company, which will conduct business only in the United States, comes after a year-long and highly complex process of transformation. Throughout it all, we have been fortunate to have had the support and assistance of both the New York State and Illinois Insurance Departments, who understand the value of our product and the need for a change in the structure of our industry.

We have been working diligently with all of our regulators, the rating agencies and other parties, as well as MBIA constituencies, to bring about this announcement. The new company is currently doing business as MBIA Insurance Corp. of Illinois (which is where it is domiciled) but we expect its name to be changed shortly to National Public Finance Guarantee Corporation, or “National.” We also intend to apply to have the company redomesticated to New York.

Not a Good Bank/Bad Bank Split

With today’s developments, we have now either accomplished or made concrete progress on eight of our 10 principles of transformation. The first of our transformation principles remains the most important: we remain committed to protecting all of MBIA’s policyholders. This is not a good bank / bad bank split, although that is how I expect many observers will report on the change. This is a split along structured finance and U.S. public finance lines that was essential as a first step to transform the company, stabilize the business and help unfreeze the U.S. public finance capital markets.

Our U.S. public finance policyholders need to know that our municipal business will operate as a separate entity and will not subsidize our structured business – this split formalizes our commitment. Our structured finance policyholders should also feel very comfortable that their policies remain in an entity with ample claims-paying resources to meet any expected claims, even under our stress loss scenarios. It is also important to note that, in the process of securing our transformation, we hired outside advisors while our regulator did its own background work, and both came to the same conclusion: that we would continue to have the resources to pay all expected claims as they come due.

The U.S. public finance market is still functioning, albeit under significant stress and difficulty, and we are confident that our guarantee can help improve the liquidity and performance of this market. Today’s move will provide much needed clean capacity for new municipal bond insurance and alleviate pressure in the secondary markets by providing clarity as to the claims-paying resources supporting MBIA-wrapped municipal bonds. When conditions have sufficiently improved in the structured finance and international markets, we intend to re-engage our business activities in those sectors as well. We continue to evaluate opportunities to pursue business and enhance shareholder value through all of our other insurance companies – MBIA Insurance Corporation, MBIA U.K. and MBIA Mexico – and we will consider forming other entities where it makes good business sense. However, when we do so, it will be within those separate legal structures and separate from our U.S. public finance operations.

Regardless, for all of our business activities, we will no longer use credit derivatives to guarantee new insurance transactions. Our exposure to this market injected entirely too much volatility into our financial statements, which had the unfortunate effect of reducing confidence in our financial strength.

Our fourth transformation principle is one of our next projects – we intend to obtain the highest possible ratings for each of our insurance subsidiaries. We’ve already been discussing our plans with the rating agencies and we will continue to work with them to achieve the best possible outcome – an outcome that protects policyholders, allows us to be adequately compensated for our insurance products and generates attractive returns for our shareholders.

We have more work to do to gain the highest possible ratings for our insurance businesses, and we are also continuing to pursue a level playing field regarding the tax status of bond insurers competing for insurance opportunities in the United States. We expect to make more progress on the tax front, as bills have been introduced in the House and Senate and a level playing field is consistent with positions articulated by the new administration.

An Enduring Value Proposition

We believe that there is still a compelling value proposition for financial guarantee insurance and ongoing demand for guarantees from insurers with stable ratings in the highest ratings categories. The issue of late has clearly been one of supply with most of the legacy monoline institutions in various forms of winding down their operations. Financial guarantee insurance has in the past and will continue in the future to afford issuers with the opportunity to reduce borrowing costs. Our insurance provides investors with an additional level of credit protection, an unequivocal and demonstrable guarantee for the life of the insured debt issue, and the benefit of our extensive portfolio monitoring and remediation skills throughout the life of each transaction.

For nearly a year now, we have conducted extensive and multiple surveys with key parties in the municipal bond debt issuance marketplace: issuers, investors, traders/brokers, investment bankers and regulators. The feedback that we have received from participants in the public finance market is clear: municipal investors require a company focused exclusively on the U.S. municipal market. We find this encouraging for both the continued viability of bond insurance and the acceptability of insurance being provided by our new U.S. public finance-only company. Our decision to reinsure all of our existing U.S. public finance policyholders into the National book demonstrates our objective to satisfy our existing commitments as we work with the 50,000 plus U.S. issuers on both new issues and restructuring existing debt.

Clearly there will be skepticism and concerns, but we will initiate efforts to educate market participants and, just as we did 34 years ago, embark on a multifaceted campaign to improve the understanding and confidence in our company’s capabilities and financial strength. With our decades of experience in this industry, we note with interest the market’s exploration of alternative approaches to municipal credit enhancement such as a federally funded, government-owned insurer. While we continue to believe that independent, private-sector financial guarantee insurers provide the market with the most reliable access to capital, we do see possible value in a government-owned reinsurer (rather than a primary market insurer) for providing important capacity while avoiding potential conflicts of interest and the operational costs of building world-class risk management, underwriting and surveillance capabilities. We believe that great care would have to be exercised to structure the enterprise to avoid the difficulties that have plagued some GSEs and other government insurers in the past.

About National Public Finance Guarantee Corporation.

With the exit from the market by ACA, SCA, FGIC and CIFG, and the pending sale of FSA to AGO, we expect that National will be one of the only substantial financial guarantee insurers in the U.S. dedicated solely to U.S. public finance business. Its initial portfolio of $537 billion in net par outstanding will consist of both the U.S. public finance policies originally insured by MBIA Insurance Corporation and those reinsured from the FGIC portfolio. All of the existing affected policyholders will have the direct benefit of reinsurance provided by National through the cut-through provision in the reinsurance agreement and second-to-pay policies, which give MBIA and FGIC policyholders the ability to make a claim for payment directly against National. The entire portfolio will be posted on www.MBIA.com until the new company’s website is launched, and all new policies will be added monthly. We are committed to providing maximum transparency to facilitate investor analysis at the detailed level. As noted above, we felt it was critical to include MBIA’s existing public finance book to facilitate the acceptance of the new company by municipal bond investors.

We have established National as a subsidiary of a newly formed holding company directly below MBIA Inc. to both allow investors to have clarity about its operating results and to facilitate future capital raising efforts. We believe that over time this will strengthen your company as a whole. As I noted last year, I believe this structure would have significantly reduced the cost of the $2.6 billion in capital we raised in early 2008, benefiting both shareholders and policyholders.

Our Goal for Capitalization

It is our intent to capitalize the new company at a level well in excess of the historical capital requirements for Triple-A ratings. This may not be the case immediately but we plan to raise sufficient new third-party capital (at a deliberate pace) on terms that are beneficial to our existing shareholders. It is not our intent to dilute existing shareholders and we will explore a variety of options to raising any capital required. Yes, we have had discussions with the Treasury Department, and we will continue to explore whether this is an avenue that can provide capital to a healthy financial institution on terms that work for all of our constituencies while supporting the administration’s goal to restore the U.S. credit markets to a fully functioning basis. Last week’s compensation amendments to the stimulus bill create obvious challenges to attract, retain and motivate employees for organizations that accept TARP funds, and we will study the provisions carefully to determine if this source of capital is effective for shareholders.

As we have learned painfully over the past year, we cannot anticipate what level of capital will be required to achieve Triple-A ratings as the rating agencies have not promulgated a clear, stable and transparent set of capital requirements for a U.S. public finance-only monoline insurer.

MBIA Insurance Corporation, MBIA U.K. and MBIA Mexico

While we manage our other insurance subsidiaries and our asset management operations to continue to meet all of our expected obligations, we continue to believe that substantial opportunities will emerge in structured finance and in global credit markets in the months and years ahead that will create value for our shareholders. We are actively exploring additional steps in our transformation plan to take advantage of those opportunities as the credit markets stabilize both here in the United States and around the world.

The remaining portfolio of business consists of our legacy global structured business and non-U.S. public finance business, the vast majority of which is performing consistent with original expectations. We will continue our efforts to remediate distressed credits most affected by the real estate crisis and to work with existing issuers on all other transactions.

We believe, and our regulators concur, that each of these legal entities remains adequately capitalized with claims-paying resources and liquidity to meet all expected obligations to policyholders.

We will continue to work with both the various regulators and the rating agencies to continue our transformation efforts. While we do expect continued volatility in loss estimates for another year or so, I expect the steps we have taken and the actions taken by governments around the world will eventually provide more visibility and stability in our financial results for these operations.

Conclusion

As a fellow shareholder of MBIA, I want you to understand that our Board has fully evaluated and considered the impacts to MBIA’s shareholders for this undertaking. I am confident that the value proposition for our new public finance-only company will enhance our returns to our owners. We have not pursued this option lightly and know that the road to long-term success will still have many challenges in the years ahead.

It goes without saying that all of your employees’ efforts and contributions throughout 2008 and into 2009 have played a key role in getting us to this stage. I am grateful to have the opportunity to lead the team through this extraordinary period.

We look forward to discussing 2008 results and our new operation with you on March 3rd.

Sincerely,

Jay Brown
Chairman and CEO
MBIA

Forward-Looking Statements: This release contains statements about future results that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are not guarantees of future performance. There are a variety of factors, many of which are beyond MBIA's control, which affect the operations, performance, business strategy and results and could cause its actual results to differ materially from the expectations and objectives expressed in any forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. MBIA does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures MBIA may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

MBIA Inc. (MBI), headquartered in Armonk, New York is a holding company whose subsidiaries provide financial guarantee insurance, fixed-income asset management, and other specialized financial services. The Company services its clients around the globe, with offices in New York, Denver, San Francisco, Paris, London, Madrid, Mexico City, Sydney and Tokyo. Please visit MBIA's Web site at www.mbia.com.

CONTACT:
MBIA, Media:
Kevin Brown, +1-914-765-3648
Elizabeth James, +1-914-765-3889
or
MBIA, Investor Relations:
Greg Diamond, +1-914-765-3190